May 23, 2011	EXHIBIT 99.1

EAGLE ROCK ENERGY PARTNERS, L.P. TO PRESENT AT THE 2011 NAPTP MLP INVESTOR CONFERENCE

HOUSTON – Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Joseph A. Mills, Chief Executive Officer, and Jeffrey P. Wood, Chief Financial Officer, will be presenting at the 2011 National Association of Publicly Traded Partnerships MLP Investor Conference in Greenwich, CT on Wednesday, May 25th at 8:30am Eastern Time.

A live version of the webcast and the accompanying presentation materials will be available on the Partnership's website at www.eaglerockenergy.com. under the Investor Relations tab. In addition, a replay of the webcast will be available on the Partnership's website for 90 days after the original webcast is concluded.

About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; and b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations